Exhibit 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

On February 28, 2007, CECO Environmental Corp. (the “Company” or “CECO”), through its wholly owned subsidiary CECO Acquisition Corp., purchased substantially all of the assets of Effox, Inc. (“Effox”). The purchase price was approximately $12.8 million, consisting of cash paid of approximately $6.7 million and liabilities assumed of approximately $5.8 million. The purchase price is subject to adjustment based on final determined values of certain assets and liabilities as of the closing date. Additionally, the former owners of Effox are entitled to earn-out payments of up to $1 million in the aggregate upon the attainment of specified gross profit amounts through December 31, 2009. The following table summarizes the preliminary fair values of the assets acquired and liabilities assumed at the date of acquisition (dollars in thousands):

Current assets	$8,261
Property and equipment	278
Intangible assets – finite life	231
Goodwill	3,910
Other assets	129

Total assets acquired	12,809
Current liabilities assumed	(4,756)
Other liabilities assumed	(1,048)

Net assets acquired	$7,005

The unaudited pro forma combined statement of income for the year ended December 31, 2006 has been prepared as if the acquisition had occurred on January 1, 2006. The unaudited pro forma combined balance sheet as of December 31, 2006 has been prepared as if the acquisition had occurred on that date.

The unaudited pro forma combined financial information is provided for informational purposes only. The pro forma information is not necessarily indicative of what the Company’s financial position or results of operations actually would have been had the acquisition been completed at the dates indicated. In addition, the unaudited pro forma combined financial information does not purport to project the future financial position or operating results of the Company. No effect has been given in the unaudited pro forma combined statement of income for synergistic benefits that may be realized through the combination of the two companies or the costs that may be incurred in integrating their operations. The unaudited pro forma combined financial statements should be read in conjunction with the respective historical financial statements and notes thereto for the Company that are filed on Form 10-K with the Securities and Exchange Commission and the historical financial statements of Effox, which are included as Exhibit 99.1 in this Form 8-K/A.

The following unaudited pro forma combined financial information was prepared using the purchase method of accounting as required by FASB Statement of Financial Accounting Standards No. 141, “Business Combinations”. The purchase price has been allocated to the assets acquired and liabilities assumed based upon management’s preliminary estimate of their respective fair values as of the date of acquisition. Any differences between the fair value of the consideration issued and the fair value of the assets and liabilities acquired will be recorded as goodwill. The purchase price and fair value estimates for the purchase price allocation may be refined as additional information becomes available.

Unaudited Pro Forma Condensed Combined Balance Sheet

December 31, 2006

	Historical		Pro Forma
	CECO	Effox	Adjustments		Combined
	(Dollars in thousands, except per share data)
ASSETS
Cash and cash equivalents	$445	$2,196	$(2,196	)(A)	$445
Accounts receivable, net	26,925	6,655	—		33,580
Costs and estimated earnings in excess of billings on uncompleted contracts	10,766	—	944	(C)	11,710
Inventories	2,755	2,172	(1,083	)(C)	3,844
Prepaid expenses and other current assets	1,762	183	—		1,945

Total current assets	42,653	11,206	(2,335)		51,524
Property and equipment, net	8,530	292	—		8,822
Goodwill, net	9,527	—	3,910	(E)	13,437
Intangible assets - finite life, net	576	—	231	(D)	807
Intangible assets - indefinite life	1,395	—	—		1,395
Deferred tax asset	—	—	—		—
Deferred charges and other assets	507	771	(329	)(A)	949

	$63,188	$12,269	$1,477		$76,934

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current portion of debt	$620	$6,932	$(6,932	)(A)	$620
Accounts payable and accrued expenses	17,879	6,797	(1,619	)(A)	23,057
Customer advances	—	2,314	(2,314	)(C)	—
Billings in excess of costs and estimated earnings on uncompleted contracts	9,559	—	1,814	(C)	11,373
Accrued income taxes	284	25	(25	)(A)	284

Total current liabilities	28,342	16,068	(9,076)		35,334
Other liabilities	2,524	2,063	(2,063	)(A)	2,524
Debt, less current portion	9,971	—	6,754	(F)	16,725
Deferred income tax liability	2,527	—	—		2,527
Related party subordinated notes	4,901	—	—		4,901
Mandatorily redeemable preferred stock	—	3,079	(3,079	)(A)	—

Total liabilities	48,265	21,210	(7,464)		62,011

Commitments and contingencies
Shareholders’ equity:
Preferred stock	—	—	—		—
Common stock	116	794	(794	)(A)	116
Capital in excess of par value	20,421	—	—		20,421
Accumulated deficit	(3,978)	(9,735)	9,735	(A)	(3,978)
Accumulated other comprehensive loss	(1,280)	—	—		(1,280)

	15,279	(8,941)	8,941		15,279
Less treasury stock, at cost	(356)	—	—		(356)

Total shareholders’ equity	14,923	(8,941)	8,941		14,923

	$63,188	$12,269	$1,477		$76,934

See notes to unaudited pro forma combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Income

Year ended December 31, 2006

	Historical		Pro Forma
	CECO	Effox	Adjustments		Combined
	(Dollars in thousands, except per share data)
Net sales	$135,359	$28,640	$298	(C)	$164,297
Costs and expenses:
Cost of sales, exclusive of items shown separately below	111,261	21,100	224	(C)	132,585
Selling and administrative	16,822	4,720	—		21,542
Depreciation and amortization	1,229	169	154	(D)	1,552

	129,312	25,989	378		155,679

Income from operations	6,047	2,651	(80)		8,618
Other (expense) income	812	(3)	—		809
Interest expense	(1,997)	(828)	337	(B),(F)	(2,488)

	(1,185)	(831)	337		(1,679)

Income before income taxes	4,862	1,820	257		6,939
Income tax expense	1,768	707	48	(G)	2,523

Net income	$3,094	$1,113	$209		$4,416

Per share data:
Basic net income	$0.27				$0.39

Diluted net income	$0.24				$0.34

Weighted average number of common shares outstanding:
Basic	11,260,459				11,260,459

Diluted	12,890,401				12,890,401

See notes to unaudited pro forma combined financial statements.

Notes to Unaudited Pro Forma Combined Financial Statements

(A)	Represents the elimination of Effox’s equity accounts, as well as assets and liabilities that were excluded from the acquisition.

(Dollars in thousands)
Cash and cash equivalents	$(2,196)
Deferred charges and other assets	$(329)
Current portion of debt	$(6,932)
Accounts payable and accrued expenses	$(1,619)
Accrued income taxes	$(25)
Other liabilities	$(2,063)
Mandatorily redeemable preferred stock	$(3,079)
Common stock	$(794)
Accumulated deficit	$9,735

(B)	Represents the elimination of interest expense totaling $828,000 for debt which was not assumed in the acquisition.

(C)	Represents adjustments to convert the Effox accounts from the completed contract method of accounting to the percentage of completion method of accounting for contracts for which costs can reasonably be estimated.

(Dollars in thousands)
Pro Forma Consolidated Balance Sheet
Inventories	$(1,083)
Customer advances	$(2,314)
Costs and estimated earnings in excess of billings on uncompleted contracts	$944
Billings in excess of costs and estimate earnings on uncompleted contracts	$1,814

Pro Forma Consolidated Statement of Income
Net sales	$298
Cost of sales	$224

(D)	Represents the purchase price allocation to an intangible asset for customer contracts of approximately $231,000 and for related amortization expense of approximately $154,000 based on its estimated useful life of 18 months.

(E)	Represents residual goodwill of approximately $3,910,000 resulting from the allocation of the purchase price to acquired assets and assumed liabilities as if the acquisition had occurred at December 31, 2006.

(F)	Represents the amount of debt that would have been incurred to finance the acquisition, as if the acquisition had occurred at December 31, 2006. Also represents additional interest expense which would have been associated with the increase in debt bearing an interest rate of LIBOR plus 2.25%.

(Dollars in thousands)
Pro Forma Consolidated Balance Sheet
Debt	$6,754

Pro Forma Consolidated Statement of Income
Interest expense	$(491)

(G)	Represents the adjustment to income tax expense as if the acquisition had occurred at January 1, 2006, using the Company’s effective tax rate of 36% for the year ended December 31, 2006.